Exhibit 99.1

2Q 2018 | Earnings Results and Operating Information 2 Table of Contents Financial Highlights 3 Financial Review 4 Consolidated Balance Sheets 5 Consolidated Statements of Operations 6 Consolidated Statements of Cash Flows 7 Reconciliation of Non - GAAP Measures for Funds from Operations (FFO) and Adjusted Funds From Operations (AFFO) 8 Acquisitions 9 Operating Metrics 10 Top 10 Tenant Profiles 11 Real Estate Portfolio 12 About Global Medical REIT Inc. (NYSE: GMRE) 14 Disclosures 15 Forward - Looking Statements Certain statements contained herein may be considered “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , and it is the Company’s intent that any such statements be protected by the safe harbor created thereby . These forward - looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results . Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, expected financial performance (including future cash flows associated with new tenants), future dividends or other financial items ; any other statements concerning our plans, strategies, objectives and expectations for future operations, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties ; and any statements regarding future economic conditions or performance are forward - looking statements . These forward - looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties . Although the Company believes that the expectations, estimates and assumptions reflected in its forward - looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward - looking statements . Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1 A - Risk Factors, in our Annual Report on Form 10 - K, our Quarterly Reports on Form 10 Q, and in our filings with the United States Securities and Exchange Commission . You are cautioned not to place undue reliance on forward - looking statements . The Company does not intend, and undertakes no obligation, to update any forward - looking statement . Second Quarter 2018 Earnings Call and Webcast Date Wednesday, August 8, 2018 Time 9:00 a.m. Eastern Time Dial - In 1 - 877 - 407 - 3948: Domestic / 201 - 389 - 0865: International / Reference: Global Medical REIT Inc. Webcast Located on the “Investor Relations” section of the Company’s website at www.globalmedicalreit.com or by clicking on the conference call link: https://78449.themediaframe.com/dataconf/productusers/gmre/mediaframe/25679/ indexl.html Replay An audio replay of the conference call will be posted on the Company’s website.

Financial Highlights Second Quarter and Six Month Highlights ; Rental revenue increased to $ 12 . 6 million from $ 6 . 7 million in the second quarter of 2017 . Rental revenue increased to $ 23 . 1 million, from $ 11 . 3 million in the prior year period . ; For the three months ended June 30 , 2018 , the Company reported a net loss attributable to common stockholders, which decreased to $ ( 0 . 1 ) million, or $ 0 . 00 per share, from $ ( 0 . 6 ) million, or $ ( 0 . 04 ) per share, in the comparative period last year . Net income attributable to common stockholders for the six months ended June 30 , 2018 was $ 0 . 3 million, or $ 0 . 02 per share, compared to a net loss attributable to common stockholders of $ ( 1 . 9 ) million, or $ ( 0 . 11 ) per share for the comparable prior year period . The increase in net income attributable to common stockholders for the six months ended June 30 , 2018 compared to the comparative period last year was primarily due to increased rental revenue driven by the growth in the Company’s property portfolio . ; Funds from Operations (“FFO”) increased to $ 0 . 19 per share, from $ 0 . 10 per share in the second quarter of 2017 . For the six months ended June 30 , 2018 , FFO per share grew to $ 0 . 37 , compared to $ 0 . 12 for the comparable prior year period . ; Adjusted Funds from Operations ("AFFO") increased to $ 0 . 20 per share, from $ 0 . 14 per share in the second quarter of 2017 . For the six months ended June 30 , 2018 , AFFO per share grew to $ 0 . 36 , compared to $ 0 . 23 for the comparable prior year period . ; During the second quarter, the Company acquired a healthcare portfolio comprised of 155 , 600 leasable square feet for an aggregate purchase price of $ 64 . 2 million . Based on rents in effect at the closing of this transaction, the portfolio is expected to generate aggregate annual cash rent receipts of $ 5 . 1 million . ; During the quarter the Board of Directors declared a cash dividend of $ 0 . 20 per common share, which represents an annualized rate of $ 0 . 80 per common share, and declared a $ 0 . 46875 per share cash dividend on its Series A Cumulative Redeemable Preferred Stock . Current Highlights ; On August 7 , 2018 , the Company amended its credit facility to ( i ) increase the overall capacity of the facility from $ 340 million to $ 350 million, consisting of a $ 250 million revolving credit facility (the “Revolver”) and a $ 100 million, five - year term loan (the “Term Loan”), (ii) extend the term of the Revolver to August 2022 , with a one - year extension option to August 2023 subject to certain requirements, and (iii) implement a new pricing matrix (shown below) . The facility includes an accordion feature, which provides the Company the ability to increase the capacity to an aggregate of $ 500 million . Additionally, the Company hedged its interest rate risk on the Term Loan by entering into an interest rate swap agreement, with a notional amount of $ 100 million and a term of five years, which will effectively fix the LIBOR component on the Term Loan at 2 . 88% . ; On August 1 , 2018 , an affiliate of the University of Kansas Hospital Authority (“UKHA”) acquired Great Bend Regional Hospital, the Company’s tenant at its Great Bend facility, resulting in UKHA becoming a 100 % guarantor of the Company’s Great Bend lease . The Company acquired this asset in 2017 for approximately $ 24 . 6 million . UKHA is a AA - rated (Fitch and S&P) health system . A reconciliation of non - GAAP financial measures for Funds from Operations and Adjusted Funds from Operations is included on page 8 within this document. 2Q 2018 | Earnings Results and Operating Information 3 Total Leverage Ratio Revolver LIBOR Margin Term Loan LIBOR Margin ≤ 45% 1.40% 1.35% >45% and ≤50% 1.65% 1.60% >50% and ≤55% 1.90% 1.85% >55% (1) 2.15% 2.10% (1) Pursuant to the terms of the credit agreement, the Company’s consolidated leverage ratio (as defined) may not exceed 65% through September 30, 2019 and 60% thereafter.

Financial Review Second Quarter Financial Review • For the three months ended June 30 , 2018 , rental revenue increased to $ 12 . 6 million, compared to $ 6 . 7 million for the second quarter of the prior year . This increase was primarily the result of the Company’s larger property portfolio compared to the prior year quarter . • Total expenses for the three months ended June 30 , 2018 were $ 11 . 9 million, compared to $ 8 . 0 million for the second quarter of the prior year . This increase was primarily the result of the Company’s larger portfolio compared to the prior year quarter . • General and Administrative expenses remained flat at $ 1 . 8 million in the second quarter or 2018 and 2017 and were primarily impacted by an increase in non - cash LTIP compensation expense offset by a decrease in Sarbanes - Oxley implementation costs and other professional fees . • Interest expense for the three months ended June 30 , 2018 was $ 3 . 9 million, compared to $ 2 . 0 million for the same period in 2017 . This increase is primarily due to higher average borrowings during the three months ended June 30 , 2018 compared to the same period last year . The weighted average interest rate of our debt for the three months ended June 30 , 2018 was 4 . 18% . • Net loss attributable to common stockholders for the three months ended June 30 , 2018 was $ ( 0 . 1 ) million, or $ 0 . 00 per share, compared to a net loss attributable to common stockholders of $ ( 0 . 6 ) million, or $ ( 0 . 04 ) per share, for the second quarter of the prior year . This decrease in the net loss was primarily due to significantly higher rental revenue compared to the prior year quarter . Six Month Financial Review • For the six months ended June 30 , 2018 , rental revenue increased to $ 23 . 1 million, compared to $ 11 . 3 million for the comparable prior year period . The year - over - year growth in rental revenue was largely driven by the significantly increased size of the Company’s property portfolio . • Total expenses for the six months ended June 30 , 2018 were $ 21 . 5 million, compared with $ 14 . 0 million in the same period of last year . The year - over - year growth in total expenses was largely driven by the significantly increased size of the Company’s property portfolio . • General and Administrative expenses totaled $ 2 . 8 million in the first half of 2018 , compared to $ 3 . 4 million in the comparable 2017 period . This decrease primarily relates to a decrease in Sarbanes - Oxley implementation costs and other professional fees, partially offset by an increase in non - cash LTIP compensation expense . • Interest expense for the six months ended June 30 , 2018 was $ 6 . 6 million, compared to $ 3 . 1 million for the same period in 2017 . This increase is primarily due to higher average borrowings during the 2018 period compared to the same period last year . The weighted average interest rate of our debt for the six months ended June 30 , 2018 was 4 . 03% . Balance Sheet Summary • The Company’s cash and cash equivalents balance was $ 4 . 8 million as of June 30 , 2018 compared to $ 5 . 1 million as of December 31 , 2017 . • The Company’s gross investment in real estate as of June 30 , 2018 was $ 602 . 0 million compared to $ 471 . 5 million as of December 31 , 2017 . • The Company’s total debt, which includes outstanding borrowings on the revolving credit facility and notes payable (net of unamortized deferred financing costs), was $ 327 . 0 million as of June 30 , 2018 , compared to $ 203 . 4 million as of December 31 , 2017 . The Company’s weighted - average interest rate and term of its debt was 4 . 38 % and 2 . 05 years, respectively, as of June 30 , 2018 . 2Q 2018 | Earnings Results and Operating Information 4 A reconciliation of non - GAAP financial measures for Funds from Operations and Adjusted Funds from Operations is included on page 8 within this document. Jeff Busch, the Company’s Chief Executive Officer, commented, “We had a productive second quarter in all aspects of our business . We achieved full quarterly AFFO dividend coverage in the second quarter, which is a significant milestone for our Company . We acquired $ 130 million in net - leased medical real estate during the first half of the year, bringing our total portfolio to $ 600 million with an average cap rate of 7 . 8% . With the strong support of our lenders, we amended our credit facility to include significant rate reductions across our pricing grid as well as a term loan component that helped us to deliver on our promise to term out and fix a large portion of our debt . In addition, we improved the quality of our tenant profile with UKHA’s acquisition of Great Bend Regional Hospital . We believe this further validates the strength of our tenant and facility underwriting process . ” Mr . Busch added , “We have also made inroads and established solid relationships with the Israeli debt and equity markets, which we believe will be beneficial to us in obtaining additional capital sources in the future . ”

Consolidated Balance Sheets In thousands, except par values As of June 30, 2018 December 31, 2017 (unaudited) Assets Investment in real estate: Land $ 55,330 $ 42,701 Building 486,766 384,338 Site improvements 6,562 4,808 Tenant improvements 12,189 8,010 Acquired lease intangible assets 41,162 31,650 602,009 471,507 Less: accumulated depreciation and amortization (22,026) (13,594) Investment in real estate, net 579,983 457,913 Cash and cash equivalents 4,755 5,109 Restricted cash 1,432 2,005 Tenant receivables 1,339 704 Escrow deposits 2,080 1,638 Deferred assets 7,200 3,993 Deferred financing costs, net 2,955 2,750 Other assets 2,283 459 Total assets $ 602,027 $ 474,571 Liabilities and Stockholders’ Equity Liabilities: Revolving credit facility $ 288,350 $ 164,900 Notes payable, net of unamortized discount of $865 and $930 at June 30, 2018 and December 31, 2017, respectively 38,610 38,545 Accounts payable and accrued expenses 5,494 2,020 Dividends payable 5,940 5,638 Security deposits and other 5,052 2,128 Due to related parties, net 987 1,036 Acquired lease intangible liability, net 2,081 1,291 Total liabilities 346,514 215,558 Stockholders' equity: Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at June 30, 2018 and December 31, 2017 (liquidation preference of $77,625 at June 30, 2018 and December 31, 2017) 74,959 74,959 Common stock, $0.001 par value, 500,000 shares authorized; 21,631 shares issued and outstanding at June 30, 2018 and December 31, 2017 22 22 Additional paid - in capital 205,788 205,788 Accumulated deficit (42,739) (34,434) Total Global Medical REIT Inc. stockholders' equity 238,030 246,335 Noncontrolling interest 17,483 12,678 Total stockholders’ equity 255,513 259,013 Total liabilities and stockholders' equity $ 602,027 $ 474,571 2Q 2018 | Earnings Results and Operating Information 5

Consolidated Statements of Operations Three Months Ended June 30, Six Months Ended June 30, 2018 2017 2018 2017 Revenue Rental revenue $ 12,581 $ 6,667 $ 23,069 $ 11,296 Expense recoveries 659 698 1,727 698 Other income 9 58 18 88 Total revenue 13,249 7,423 24,814 12,082 Expenses General and administrative 1,768 1,835 2,774 3,427 Operating expenses 680 747 1,784 770 Management fees – related party 1,095 628 2,176 1,256 Depreciation expense 3,445 1,851 6,351 3,197 Amortization expense 926 459 1,691 803 Interest expense 3,942 1,990 6,627 3,091 Acquisition fees 9 536 126 1,479 Total expenses 11,865 8,046 21,529 14,023 Net income (loss) $ 1,384 $ (623) $ 3,285 $ (1,941) Less: Preferred stock dividends (1,455) - (2,911) - Less: Net loss (income) attributable to noncontrolling interest 7 - (28) - Net (loss) income attributable to common stockholders $ (64) $ (623) $ 346 $ (1,941) Net (loss) income attributable to common stockholders per share – basic and diluted $ (0.00) $ (0.04) $ 0.02 $ (0.11) Weighted average shares outstanding – basic and diluted 21,631 17,644 21,631 17,625 Unaudited and in thousands, except per share amounts 2Q 2018 | Earnings Results and Operating Information 6

Consolidated Statements of Cash Flows Unaudited and in thousands Six Months Ended June 30, 2018 2017 Operating activities Net income (loss) $ 3,285 $ (1,941) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation expense 6,351 3,197 Amortization of acquired lease intangible assets 1,691 803 Amortization of above (below) market leases, net 294 (11) Amortization of deferred financing costs 983 500 Stock - based compensation expense 1,237 1,140 Capitalized deal costs charged to expense 46 5 Changes in operating assets and liabilities: Tenant receivables (635) (322) Deferred assets (2,635) (1,162) Other assets 97 - Accounts payable and accrued expenses 1,254 1,395 Security deposits and other 2,924 1,725 Accrued management fees due to related party 31 8 Net cash provided by operating activities 14,923 5,337 I nvesting activities Purchase of land, buildings, and other tangible and intangible assets and liabilities (124,874) (148,474) Escrow deposits for purchase of properties (298) 249 (Loans to) repayments from related parties (80) 40 Payments for construction in process (437) - Pre - acquisition costs for purchase of properties 118 121 Net cash used in investing activities (125,571) (148,064) Financing activities Net proceeds received from follow - on offering - 29,553 Escrow deposits required by third party lenders (144) (17) Borrowings from related parties - 10 Repayment of note payable from related party - (421) Proceeds from revolving credit facility 129,950 141,800 Repayment of revolving credit facility (6,500) (25,000) Payments of deferred financing costs (1,123) (2,277) Redemption of LTIP Units (263) - Dividends paid to common stockholders, and OP Unit and LTIP Unit holders (9,288) (7,208) Dividends paid to preferred stockholders (2,911) - Net cash provided by financing activities 109,721 136,440 Net decrease in cash and cash equivalents (927) (6,287) Cash and cash equivalents and restricted cash — beginning of period 7,114 20,612 Cash and cash equivalents and restricted cash — end of period $ 6,187 $ 14,325 Supplemental cash flow information: Cash payments for interest $ 5,592 $ 2,480 Noncash financing and investing activities: Accrued dividends payable $ 5,826 $ 3,701 Accrued pre - acquisition costs for purchase of properties and tenant improvements $ 1,647 $ 74 Accrued deferred asset costs $ 572 $ - Accrued deferred public offering costs $ - $ 174 Reclassification of deferred follow - on offering costs to additional paid - in capital $ - $ 394 OP Units issued for noncash transaction $ 4,742 $ - 2Q 2018 | Earnings Results and Operating Information 7

GLOBAL MEDICAL REIT

Reconciliation of Funds from Operations (FFO) & Adjusted Funds from Operations (AFFO)

Unaudited, dollars and shares in thousands

Non-GAAP Financial Measures

Funds from operations ("FFO") and Adjusted funds from operations ("AFFO") are Non-GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, FFO means net income or loss computed in accordance with GAAP before non-controlling interests of holders of operating partnership units, excluding gains (or losses) from sales of property and extraordinary items, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company did not incur any gains or losses from the sales of property or record any adjustments for unconsolidated partnerships and joint ventures during the quarters ended June 30, 2018 and 2017. Because FFO excludes real estate related depreciation and amortization (other than amortization of deferred financing costs), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock-based compensation expense, recurring amortization of deferred financing costs, recurring capital expenditures, recurring lease commissions, recurring tenant improvements, and other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company's FFO and AFFO computations may not be comparable to FFO and AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does, or that compute FFO and AFFO in a different manner.

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Net income (loss)	$ **1,384**	$ **(623)**	$ **3,285**	$ **(1,941)**
Preferred stock dividends	(1,455)	-	(2,911)	-
Depreciation and amortization expense	4,371	2,310	8,042	4,000
Amortization of above (below) market leases	181	(3)	294	(11)
FFO	$ **4,481**	$ **1,684**	$ **8,710**	$ **2,048**
Acquisition fees	9	536	126	1,479
Straight line deferred rental revenue	(1,382)	(747)	(2,554)	(1,130)
Stock-based compensation expense	1,055	721	1,237	1,140
Amortization of deferred financing costs	553	341	983	500
AFFO	$ **4,716**	$ **2,535**	$ **8,502**	$ **4,037**
Net Income (loss) attributable to common stockholders per share – basic and diluted	$ **0.00**	$ **(0.04)**	$ **0.02**	$ **(0.11)**
FFO per Share	$ **0.19**	$ **0.10**	$ **0.37**	$ **0.12**
AFFO per Share	$ **0.20**	$ **0.14**	$ **0.36**	$ **0.23**
Weighted Average Common Shares, OP and LTIP Units:				
Common Shares	21,631	17,644	21,631	17,625
OP Units held by third parties	1,736	-	1,492	-
LTIP Units (vested and unvested)	584	-	512	-
Total Weighted Average Shares and Units	**23,951**	**17,644**	**23,635**	**17,625**

2Q 2018 | Earnings Results and Operating Information 8

Acquisitions 2Q 2018 | Earnings Results and Operating Information 9 2018 Acquisitions From January 1 , 2018 to date, the Company completed seven acquisitions, encompassing an aggregate of 586 , 159 leasable square feet for a total purchase price of $ 137 . 5 million with annualized base rent of $ 11 . 3 million at a weighted average cap rate of 8 . 21% . (1) Represents the contractual purchase price. (2) Monthly base rent at the later of June 2018 or acquisition date multiplied by 12. (3) Capitalization rates are calculated based on the current lease terms and do not give effect to future rent escalations. GMRE owns and operates 70 state - of - the - art, purpose - built healthcare buildings that are primarily leased on a triple - net basis and contains approximately 1 . 9 million net leasable square feet . At June 30 , 2018 , the portfolio was 100 % occupied and leased to 39 high quality tenants with a weighted average lease term of approximately 10 . 4 years . Properties Under Contract As of August 7 , 2018 , we have three transactions under purchase agreement for an aggregate of $ 29 . 9 million at a weighted average cap rate of 8 . 21% . We are currently in the due diligence period for these transactions . If we identify problems with the properties or the operators of the properties during our due diligence review, we may not close a transaction on a timely basis or we may terminate the purchase and sale agreement and not close the transaction . Property City Leasable Square Feet Purchase Price (1) (in 000s) Annualized Base Rent (2) (in 000s) Capitalization Rate (3) First Quarter 2018: Quad City Kidney Center Moline, IL 27,173 $ 6,706 $ 548 8.17% NOMS Fremont, OH 25,893 8,286 608 7.34% Gainesville Eye Gainesville, GA 34,020 10,400 776 7.46% City Hospital of White Rock Dallas, TX 236,314 23,000 2,230 9.70% Orlando Health Orlando, FL 59,644 16,200 1,346 8.31% Total First Quarter 2018 383,044 $ 64,592 $ 5,508 8.53% Second Quarter 2018: Memorial Health System Belpre, OH 155,600 $ 64,200 $ 5,087 7.92% Third Quarter to Date: Valley ENT McAllen, TX 30,811 $ 5,325 $ 439 8.24% Rock Surgery Center Derby, KS 16,704 $ 3,391 $ 255 7.51% Totals/Weighted Average 586,159 $ 137,509 $ 11,289 8.21% (1) Represents the contractual purchase price. (2) Monthly base rent at the later of June 2018 or acquisition date multiplied by 12. (3) Capitalization rates are calculated based on the current lease terms and do not give effect to future rent escalations. Property City Leasable Square Feet Purchase Price (1) (in 000s) Annualized Base Rent (2) (in 000s) Capitalization Rate (3) Foot and Ankle Specialists Bountiful, UT 22,335 $ 4,700 $ 380 8.09% Heartland Women’s Healthcare Gainesville, GA 66,152 14,750 1,174 7.96% Family Medicine 1960 Houston, TX 38,513 10,450 902 8.63% Totals/Weighted Average 127,000 $ 29,900 $ 2,456 8.21% As of June 30, 2018 unless otherwise stated

Operating Metrics 2Q 2018 | Earnings Results and Operating Information 10 As of June 30, 2018 unless otherwise stated Annualized Base Rent Composition (1) Monthly base rent for June 2018, multiplied by 12 Lease Expiration Schedule (% of Portfolio) Tenant Affiliation or Property Location Category By Rent (A) On Campus or Adjacent 32% (B) Health System Affiliated 49% (C) On Campus or Affiliated 63% (D) Medical Office Park 19% (E) Retail Center 24% (F) National Surgical Operator 20% (A), (B), (D), (E) or (F) 86% Rent Coverage Ratio Hospital Tenants 3.8x Physician Group Tenants 7.0x See page 15 for additional information 0% 10% 20% 30% 40% 50% 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029+

Top 10 Tenant Profiles 2Q 2018 | Earnings Results and Operating Information 11 Encompass Health (Ba 3 ) (NYSE : EHC), headquartered in Birmingham, AL is a national leader in post - acute care, offering both facility - based and homebased patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies . With a national footprint that spans 128 hospitals and 272 home health & hospice locations in 36 states and Puerto Rico, the Company is committed to delivering high - quality, cost - effective care across the post - acute continuum . Encompass Health is the result of the union between HealthSouth Corporation and Encompass Home Health & Hospice, and is ranked as one of Fortune's 100 Best Companies to Work For, as well as Modern Healthcare's Best Places to Work . Marietta Memorial Health System (MMH), (BB - ) is headquartered in Marietta, OH, and the largest health system in the Parkersburg - Marietta - Vienna MSA . The largest employer in Washington County, MMH comprises two hospitals, Marietta Memorial Hospital ( 154 - bed) and Selby General Hospital ( 25 - bed) critical access hospital, the Belpre Campus, has ten clinic outpatient service sites, five imaging locations, and has over 2 , 500 employees and 211 accredited physicians . Oklahoma Center for Orthopedic & Multi - Specialty Surgery, LLC (OCOM) is based Oklahoma City, OK and affiliated with USPI and INTEGRIS, and is a leading hospital for orthopedic specialists . OCOM operates a surgical hospital with six operating rooms and a physical therapy department, an ancillary surgery center, and multiple imaging centers in throughout Oklahoma City Kindred Health, LLC (B 2 ) is a healthcare services company based in Louisville, KY with annual revenues of approximately $ 3 . 4 billion . At March 31 , 2018 , Kindred through its subsidiaries had approximately 38 , 300 employees providing healthcare services in 1 , 831 locations in 45 states, including 75 LTAC hospitals, 19 inpatient rehabilitation hospitals ( 22 as of July 12 , 2018 ), 13 sub - acute units, 98 inpatient rehabilitation units (hospital - based) and contract rehabilitation service businesses which served 1 , 626 non - affiliated sites of service . Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for nine years . Carrus Hospital is located in Sherman, TX, Carrus Hospital provides acute rehabilitative care and long term acute care . Accredited with The Joint Commission’s Gold Seal of Approval, Carrus Hospital serves Sherman, Durant, Denison, Gainesville, Denton, McKinney, Plano, Bonham, Lewisville, Carrollton, Fort Worth, Dallas, Oklahoma City and beyond . Pipeline Health is based in Manhattan Beach, CA . They have a portfolio of affiliated health care companies that have evolved over the past couple of decades from the challenging California market . Pipeline includes : Emergent Medical Associates, a leading provider of ER serving 20 + hospital sites and 900 , 000 patients annually ; Integrated Anesthesia Medical Group with 100 providers performing 15 , 000 procedures annually ; Avanti Hospitals, a Los Angeles health system with four hospitals, 400 + beds and 55 , 000 ER visits annually ; Cloudbreak , a telemedicine company with 75 , 000 monthly encounters in 700 hospitals ; Pacific Healthworks, a physician practice management company ; and Benchmark Hospitalists . Great Bend Regional Hospital (AA - ) Via a recent acquisition, the Great Bend Regional Hospital is part of The University of Kansas Health System (UKHS) . UKHS is the region's premier academic medical center, providing a full range of care and is affiliated with the University of Kansas Schools of Medicine, Nursing and Health Professions, and various leading - edge research efforts . UKHS operates 910 licensed beds and serves more than 44 , 000 inpatients annually . Eight of its medical and surgical specialty areas are ranked nationally by U . S . News & World Report Best Hospitals . UKHA is a AA - rated (Fitch and S&P) health system which reported approximately $ 2 . 2 billion in revenues and had a net worth of approximately $ 1 . 4 billion during their fiscal year ended June 30 , 2017 as of June 30 , 2017 . Select Medical (B 3 ) is headquartered in Mechanicsburg, PA and one of the largest operators of critical illness recovery hospitals (previously referred to as long term acute care hospitals), rehabilitation hospitals (previously referred to as inpatient rehabilitation facilities), outpatient rehabilitation clinics, and occupational health centers in the U . S . based on the number of facilities . As of June 30 , 2018 , Select Medical operated 98 critical illness recovery hospitals in 27 states, 26 rehabilitation hospitals in 11 states, and 1 , 638 outpatient rehabilitation clinics in 37 states and the District of Columbia . Select Medical’s joint venture subsidiary Concentra operated 527 occupational health centers in 41 states . At June 30 , 2018 , Select Medical had operations in 47 states and the District of Columbia . Orlando Health (A 2 ) is based in Central Florida, Orlando and a $ 3 . 8 billion not - for - profit healthcare organization and a community - based network of hospitals, physician practices and outpatient care centers across Central Florida . The organization is home to the area’s only Level One Trauma Centers for adults and pediatrics and is a statutory teaching hospital system that offers both specialty and community hospitals . More than 3 , 000 physicians have privileges across the system, which is also one of the area’s largest employers with more than 23 , 000 employees who serve nearly 155 , 000 inpatients, more than 3 million outpatients, and more than 10 , 000 international patients each year . Additionally, Orlando Health provides more than $ 345 million in support of community health needs . Conrad Pearson Clinic was founded in 1996 , and is one of the largest urology practices in the greater Memphis, TN market, providing a full range of diagnostic and therapeutic urology services from three locations .

GLOBAL MEDICAL REIT

Real Estate Portfolio

As of June 30, 2018 unless otherwise stated

Property	Location	# of Bldgs	Facility Type	Net Leasable Square Feet	Lease Years Remaining	Annualized Rent[1] ($ in 000's)	Annualized Rent Per Square Foot[1]	Tenant/Guarantor[2]
Memorial Health System	Belpre, OH	4	MOB/Img/ER/ASC	155,600	10.8	$5,087	$32.69	Marietta Memorial
Orlando Health	Orlando, FL	5	MOB	59,644	4.4	$1,346	$22.56	Orlando Health
City Hospital at White Rock	Dallas, TX	1	Acute-Care Hospital	236,314	19.7	$2,230	$9.44	Pipeline East Dallas
Gainesville Eye	Gainesville, GA	1	MOB/ASC	34,020	11.7	$776	$22.82	SCP Eyecare Services
Northern Ohio Medical Specialists	Fremont, OH	1	MOB/Img	25,893	11.6	$608	$23.50	Northern Ohio Medical Specialists
Fresenius Kidney Care	Moline, IL	2	MOB	27,173	12.8	$548	$20.17	Quad City Nephrology/Fresenius Medical Care Holdings
Zion Eye Institute	St. George, UT	1	MOB/ASC	16,000	11.5	$400	$25.00	Zion Eye Institute
Respiratory Specialists	Wyomissing, PA	1	MOB	17,598	9.5	$405	$23.00	Berks Respiratory
Amarillo Bone & Joint Clinic	Amarillo, TX	1	MOB	23,298	11.5	$594	$25.50	Amarillo Bone & Joint Clinic
Kansas City Cardiology	Lee's Summit, MO	1	MOB	12,180	6.5	$275	$22.58	Kansas City Cardiology
Texas Digestive	Fort Worth, TX	1	MOB	18,084	10.0	$431	$23.85	Texas Digestive Disease Consultants
Albertville Medical Building	Albertville, MN	1	MOB	21,486	10.5	$481	$22.39	Stellis Health
Heartland Clinic	Moline, IL	1	MOB/ASC	34,020	15.0	$892	$26.21	Heartland Clinic
Central Texas Rehabilitation Clinic	Austin, TX	1	IRF	59,258	8.8	$2,971	$50.14	CTRH, LLC / Kindred Health
Conrad Pearson Clinic	Germantown, TN	1	MOB/ASC	33,777	5.9	$1,488	$44.06	Urology Center of the South/Physician guarantees
Cardiologists of Lubbock	Lubbock, TX	1	MOB	27,280	11.2	$600	$22.00	Lubbock Heart Hospital/Surgery Partners, Inc.
Carrus Specialty Hospital	Sherman, TX	1	IRF/LTACH	69,352[4]	19.0	$2,346	$33.83	SDB Partners, LLC
Lonestar Endoscopy	Flower Mound, TX	1	ASC	10,062	8.3	$294	$29.23	Lonestar Endoscopy Center, LLC
Unity Family Medicine	Brockport, NY	1	MOB	29,497	12.4	$621	$21.04	Unity Hospital of Rochester
Great Bend Regional Hospital	Great Bend, KS	1	Acute Hospital	63,978	13.8	$2,198	$34.36	Great Bend Regional Hospital, LLC/ Nueterra Holdings, LLC, physician guarantees
Oklahoma Center for Orthopedic & Multi-Specialty Surgery	Oklahoma City, OK	3	Surgical Hospital/ Physical Therapy/ASC	97,406	14.9	$3,561	$36.56	OCOM/INTEGRIS; USPI; physician guaranty
Southlake Heart & Vascular Institute	Clermont, FL	1	MOB	18,152	4.4	$369	$20.31	Orlando Health, Southlake Hospital, Vascular Specialists of Central Florida

See page 15 for footnotes

2Q 2018 | Earnings Results and Operating Information 12

GLOBAL MEDICAL REIT

Real Estate Portfolio

As of June 30, 2018 unless otherwise stated

Property	Location	# of Bldgs	Facility Type	Net Leasable Square Feet	Lease Years Remaining	Annualized Rent[1] ($ in 000's)	Annualized Rent Per Square Foot[1]	Tenant/Guarantor[2]
Thumb Butte Medical Center	Prescott, AZ	1	MOB	12,000	8.7	$371	$30.90	Thumb Butte Medical Center/Physician Guaranty
Las Cruces Orthopedic	Las Cruces, NM	1	MOB	15,761	10.6	$362	$22.95	Las Cruces Orthopedic Associates
Geisinger Specialty Care	Lewisburg, PA	1	MOB/Img	28,480	4.8	$544	$19.11	Geisinger Health
Southwest Florida Neurological & Rehab	Cape Coral, FL	1	MOB	25,814	8.6	$540	$20.91	Southwest Florida Neurosurgical Associates
Encompass Mechanicsburg	Mechanicsburg, PA	1	IRF	78,836	2.9	$1,923	$24.40	Encompass
Encompass Altoona	Altoona, PA	1	IRF	70,007	2.9	$1,713	$24.47	Encompass
Encompass Mesa	Mesa, AZ	1	IRF	51,903	6.3	$1,762	$33.95	Encompass
Piedmont Healthcare	Ellijay, GA	3	MOB	44,162	8.0	$364	$8.25	Piedmont Mountainside Hospital, Inc.
Carson Medical Group Clinic	Carson City, NV	2	MOB	20,632	5.3	$354	$17.17	Carson Medical Group
Northern Ohio Medical Specialists	Sandusky, OH	8	MOB	55,760	9.3	$864	$15.49	Northern Ohio Medical Specialists
Brown Clinic	Watertown, SD	3	MOB/Img	48,132	13.3	$721	$14.99	Brown Clinic
East Orange General Hospital	East Orange, NJ	1	MOB	60,442	8.3	$962	$15.91	Prospect Medical Holdings, Inc.
Berks Physicians & Surgeons	Wyomissing, PA	1	MOB	17,000	8.1	$449	$26.44	Berks Eye Physicians & Surgeons
Berks Eye Surgery Center	Wyomissing, PA	1	ASC	6,500	8.1	$241	$37.01	Berkshire Eye
Marina Towers	Melbourne, FL	1	MOB/Img	75,899	7.8	$1,127	$14.85	Marina Towers, LLC/First Choice Healthcare Solutions, Inc.
Surgical Institute of Michigan	Detroit, MI	1	MOB/ASC	15,018	7.8	$399	$26.58	Surgical Institute of Michigan/Surgical Management Professionals
Star Medical Center[3]	Plano, TX	1	Surgical Hospital	24,000	17.6	$1,278	$53.25	Star Medical Center/Lumin Health
Gastro One	Memphis, TN	6	MOB/ASC	52,266	9.5	$1,323	$25.31	Gastroenterology Center of the MidSouth
Associates in Ophthalmology	West Mifflin, PA	1	MOB/ASC	27,193	12.2	$784	$28.82	Associates Surgery Centers, LLC, Associates in Ophthalmology, Ltd.
Orthopedic Surgery Center of Asheville	Asheville, NC	1	ASC	8,840	3.7	$245	$27.69	Orthopedic Surgery Center of Ashville/Surgery Partners
Select Medical Hospital	Omaha, NE	1	LTACH	41,113	5.1	$1,763	$42.87	Select Specialty Hospital – Omaha, Inc./Select Medical Corporation
Total Portfolio/Average		**70**		**1,869,830**		**$46,610**	**$24.93**	

See page 15 for footnotes

2Q 2018 | Earnings Results and Operating Information 13

About GMRE Executive Team Jeffrey Busch Chief Executive Officer, Chairman and President Alfonzo Leon Chief Investment Officer Danica Holley Chief Operating Officer Bob Kiernan Chief Financial Officer Jamie Barber General Counsel and Corporate Secretary Allen Webb Senior VP, SEC Reporting and Technical Accounting Board of Directors Jeffrey Busch Chief Executive Officer, Chairman and President Henry Cole Lead Independent Director Paula Crowley Director Matthew Cypher Investment Committee Chair Zhang Huiqi Director Zhang Jingguo Director Ronald Marston Nominating and Corporate Governance Committee Chair Dr. Roscoe Moore Compensation Committee Chair Lori Wittman Audit Committee Chair Sell - Side Coverage Firm Name Email Phone B. Riley FBR Bryan Maher bmaher@brileyfbr.com 646.885.5423 Cantor Fitzgerald Joseph France jfrance@cantor.com 212.915.1239 Compass Point Steve Manaker smanaker@compasspointllc.com 646.452.7079 D.A. Davidson Barry Oxford Jr., CFA boxford@dadco.com 212.240.9871 Janney Robert Stevenson robstevenson@janney.com 646.448.3028 The equity analysts listed above have published research material on the Company and are listed as covering the Company . Any opinions, estimates, or forecasts regarding the Company’s performance made by these analysts do not represent the opinions, estimates, or forecasts of the Company or its management and do not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations made by any of such analysts . Interested persons may obtain copies of analysts' reports on their own – we do not distribute these reports . Several of these firms may, from time to time, own our stock and/or hold other long or short positions on our stock, and may provide compensated services to us . 2Q 2018 | Earnings Results and Operating Information 14 Corporate Headquarters Investor Contact Global Medical REIT Inc. 2 Bethesda Metro Center, Suite 440 Bethesda, MD 20814 202.524.6851 www.globalmedicalreit.com Mary Jensen 202.524.6869 maryj@globalmedicalreit.com Global Medical REIT Inc . (the “Company”) is a Maryland corporation engaged primarily in the acquisition of licensed, state - of - the - art, purpose - built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share . The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long - established relationships with a wide range of healthcare providers . The Company elected to be taxed as a REIT for U . S . federal income tax purposes commencing with its taxable year ending December 31 , 2016 . Additional information can be obtained by calling Investor Relations at 202 . 524 . 6869 , or through the Investor Relations section of our website at www . globalmedicalreit . com

Disclosures Additional Information The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC . You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13 (a) or 15 (d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www . globalmedicalreit . com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC . The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package . You also can review these SEC filings and other information by accessing the SEC’s website at http : //www . sec . gov . Certain information contained in this release, including, but not limited to information contained in our Top 10 tenant profiles is derived from publicly - available third - party sources . The Company has not independently verified this information and there can be no assurance that such information is accurate or complete . Rent Coverage (see page 10 ) For purposes of calculating our portfolio weighted - average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded medical office buildings and other non - hospital tenants that are themselves credit rated or are subsidiaries of credit - rated health systems . Based on available information only . Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete . Certain tenants are excluded from the calculation due to lack of available financial information (approximately 2 % of our portfolio) or, with respect to our City Hospital at White Rock acquisition, a lack of relevant operating history with a new tenant operator . Additionally, certain components of our Rent Coverage Ratio include management assumptions to adjust for differences in tenant businesses, accounting and reporting practices, including, but not limited to, adjustments ( i ) for non - cash charges, (ii) for physician distributions and compensation, (iii) for differences in fiscal year, (iv) for changes in financial statement presentation and (v) for straight - line rent . Management believes that all adjustments are reasonable and necessary . Real Estate Portfolio (see pages 13 and 14 ) Data as of June 30, 2018. (1) Monthly base rent at June 30, 2018 multiplied by 12 . Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future contractual rental rate increases. (2) Certain lease guarantees are for less than 100% of the contractual rental payments. (3) In April 2018, MedOne Texas acquired all of the assets of Lumin Health, LLC, which is the parent company of Star Medical Center (4) Carrus Specialty Hospital does not include 12,000 square feet of shell space. 2Q 2018 | Earnings Results and Operating Information | Reporting Definitions and Disclosures 15